UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 16, 2014 (Date of earliest event reported:  May 16, 2014)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2014 RBC Bearings Incorporated (“the Company”) and Roller Bearing Company of America, Inc., (“RBCA”) entered into an amendment of the Credit Agreement, dated as of November 30, 2010 by and between the Company, RBCA , certain Lenders signatory thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Chase Bank, N.A. and KeyBank National Association as Co-Lead Arrangers and Joint Lead Book Runners. The Credit Agreement was filed as Exhibit 99.1 on Form 8-K dated December 1, 2010.

A description of the amendments is as follows:

The following definition was added

“…Specified Dividend” means the one-time dividend paid by Holdings in respect of its Equity Interests during the fiscal quarter of Holdings ending on or about June 30, 2014 in an aggregate amount not to exceed $50,000,000...”;

The definition of “Consolidated EBITDA” was amended to provide that, solely for purposes of the calculation of the Fixed Charge Coverage Ratio for the Testing Period ending on or about June 30, 2014 and each Testing Period ending thereafter, Consolidated Fixed Charges shall be calculated without giving effect to the Specified Dividend;

Subject to other existing conditions precedent, the monetary limit on the Company’s ability to declare and pay or make Capital Distributions during any fiscal year was increased from $10,000,000 to $70,000,000.

A copy of the May 16, 2014 amendment of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

The Company issued a press release on May 16, 2014, to announce a special dividend. A copy of that press release is attached hereto as Exhibit 99.1.

On May 16, 2014, the Board of Directors of the Company declared a special cash dividend of $2.00 per share to be paid to shareholders of record as of May 30, 2014 with a payment date of June 13, 2014. The Company will fund the approximately $46 million special dividend through available cash. After payment of the special dividend, the Company expects to have available cash of approximately $96.1 million and available committed credit under the Credit Agreement of approximately $145.1 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	May 16, 2014 amendment to Credit Agreement, dated as of November 30, 2010 by and between the Company, RBCA , certain Lenders signatory thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Chase Bank, N.A. and KeyBank National Association as Co-Lead Arrangers and Joint Lead Book Runners

99.1	Press Release dated May 16, 2014

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2014

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary

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